UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

Phillips Edison & Company, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive Cincinnati, Ohio	45249
(Address of principal executive offices)	(Zip Code)

(513) 554-1110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PECO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Underwriting Agreement

On July 19, 2021, Phillips Edison & Company, Inc. (the “Company”) closed its registered underwritten public offering (the “Offering”) of 17,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), pursuant to the Company’s registration statement on Form S-11 (File No. 333-255846) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Offering, the Company entered into the Underwriting Agreement, dated July 14, 2021, by and among the Company, Phillips Edison Grocery Center Operating Partnership I, L.P. (the “Partnership”), and Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”).

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company and the Partnership, customary conditions to closing, indemnification obligations of the Company, the Partnership and the underwriters, including for liabilities under the Securities Act, certain other obligations of the parties and termination provisions. The underwriters have a 30-day option to purchase 2,550,000 additional shares of Common Stock.

Tax Protection Agreement

As disclosed in the Registration Statement, we and the Partnership entered into a tax protection agreement on October 4, 2017 (the “2017 TPA”), with, among others, Jeffrey S. Edison, our Chairman and Chief Executive Officer, and certain entities controlled by him, pursuant to which if the Partnership: (i) sells, exchanges, transfers or otherwise disposes of certain shopping centers in a taxable transaction, or undertakes any taxable merger, combination, consolidation or similar transaction (including a transfer of all or substantially all assets), for a period of ten years commencing on October 4, 2017; or (ii) fails, prior to the expiration of such period, to maintain certain minimum levels of indebtedness that would be allocable to each protected partner for tax purposes or, under certain circumstances, fails to offer such protected partners the opportunity to guarantee certain types of the Partnership’s indebtedness, then the Partnership will indemnify each affected protected partner, including Mr. Edison, against certain resulting tax liabilities. Our tax indemnification obligations include a tax gross-up.

As disclosed in the Registration Statement, we and the Partnership entered into an additional tax protection agreement (the “2021 TPA”), on July 19, 2021 with Mr. Edison, Mr. Devin I. Murphy, our President; and Mr. Robert F. Myers, our Chief Operating Officer, which will become effective upon the expiration of the 2017 TPA. The 2021 TPA generally has the following terms: (i) the 2021 TPA will severally provide to Mr. Edison, Mr. Murphy and Mr. Myers the same protection provided under the 2017 TPA until 2031, so long as (a) Mr. Edison, Mr. Murphy or Mr. Myers (or their permitted transferees), as applicable, individually owns at least 65% of the OP units owned by him as of the date of the execution of the 2021 TPA and (b) in the case of Mr. Murphy or Mr. Myers, Mr. Edison individually owns at least 65% of the OP units owned by him as of the date of the execution of the 2021 TPA; and (ii) the 2021 TPA will provide that following the expiration of the four-year tax protection period under the 2021 TPA, for so long as Mr. Edison holds at least $5 million in value of OP units, (a) Mr. Edison will have the opportunity to guarantee debt of the Partnership or enter into a “deficit restoration” obligation, and (b) the Partnership will provide reasonable notice to Mr. Edison before effecting a significant transaction reasonably likely to result in the recognition of more than one-third of the built-in gain allocated to Mr. Edison that is protected under the 2017 TPA as of the date that the 2021 TPA is executed, and will consider in good faith any proposal made by Mr. Edison relating to structuring such transaction in a manner to avoid or mitigate adverse tax consequences to him.

The summaries above are qualified in their entirety by reference to the full text of the Underwriting Agreement and the 2021 TPA, which are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Registration Statement, in connection with the Offering, the Company’s board of directors (the “Board”) authorized the Company to grant LTIP units and/or restricted stock units (“RSUs”), to certain of our associates, including our named executive officers, and restricted stock awards to certain of our directors, subject to and effective upon the listing of our Common Stock.

The awards granted to our associates, including our named executive officers, include, in the aggregate, 484,061 RSUs and LTIP units, and will vest as to 50% of the award on the eighteen month anniversary of the date of grant and 50% of the award on the thirty-six month anniversary of the date of grant (or, in the case of Mr. Murphy, 50% of the award on the eighteen month anniversary of the date of grant and 50% of the award on December 31, 2023), subject to the grantee’s continued employment through the applicable vesting date. Of these awards, the awards granted to Messrs. Edison, Murphy, Myers and John P. Caulfield and Ms. Tanya E. Brady represent 99,153, 73,729, 53,390, 33,898 and 33,898 RSUs and/or LTIP units, respectively.

The Board authorized the Company to grant 3,390 shares of restricted stock to each of our directors, other than Mr. Edison. The restricted stock awards granted to our directors will vest as to 50% of the award on the eighteen month anniversary of the date of grant and 50% of the award on the thirty-six month anniversary of the date of grant, subject to the grantee’s continued service through the applicable vesting date.

The summary above is qualified in its entirety by reference to the full text of the award agreements, which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Fifth Amended and Restated Bylaws

As disclosed in the Registration Statement, on June 18, 2021, subject to the closing of the Offering, the Board authorized and approved the Fifth Amended and Restated Bylaws (the “Amended and Restated Bylaws”), which became effective on July 19, 2021. Among other things, the Amended and Restated Bylaws were amended to provide that (i) our stockholders that meet certain ownership and eligibility requirements under the Securities Exchange Act of 1934, as amended, may alter or repeal any provision of our bylaws and adopt new bylaws if any such alteration, repeal, or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter and (ii) unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for certain actions.

The summary above is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

MUTA Opt-Out

As disclosed in the Registration Statement, on July 16, 2021, the Company filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland (“MD SDAT”), which prohibit the Company from unilaterally electing to be subject to Section 3-803 of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), commonly referred to as the Maryland Unsolicited Takeovers Act (“MUTA”). As a result of the Articles Supplementary and the Board’s previously adopted resolutions, the Company is prohibited from electing to be subject to Section 3-803 of the MGCL, which would permit us to classify our Board without stockholder approval, and such prohibition may not be repealed unless a proposal to repeal such prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by the Company’s stockholders.

The summary above is qualified in its entirety by reference to the full text of the Articles Supplementary, which is filed as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01. Other Events

As disclosed in the Registration Statement, on June 8, 2021, the Company’s Compensation Committee approved certain revisions to its director compensation program, conditioned upon the initial listing of our Common Stock on a national securities exchange. Under the revised director compensation program, effective as of July 15, 2021, each non-employee director is entitled to receive an annual cash retainer equal to $60,000. In addition, committee members and chairpersons and the Company’s Lead Independent Director are entitled to receive the following additional annual cash retainers (as applicable):

•Chair of Audit Committee: $25,000
•Chair of Compensation Committee: $15,000
•Chair of Nominating and Governance Committee: $15,000
•Non-Chair Audit Committee Member: $15,000
•Non-Chair Compensation Committee Member: $10,000
•Non-Chair Nominating and Governance Committee Member: $10,000
•Lead Independent Director: $40,000

In addition to cash retainers, commencing with the Company’s 2022 annual meeting of stockholders, each non-employee director elected at such annual meeting will, on the date of such annual meeting, receive a grant of restricted stock covering a number of shares equal to $110,000 divided by the closing price of a share of Common Stock on the grant date. Each annual grant will vest in full on the earlier of (i) the date of the next annual meeting of the Company’s stockholders following the grant date or (ii) the first anniversary of the grant date, subject to the director’s continued service through the vesting date.

Item  9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
1.1
Underwriting Agreement, dated June 14, 2021 by and among the Phillips Edison & Company, Inc., Phillips Edison Grocery Center Operating Partnership I, L.P., and Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

3.1	Fifth Amended and Restated Bylaws of Phillips Edison & Company, Inc.
3.2	Articles Supplementary of Phillips Edison & Company, Inc. dated July 16, 2021
10.1
Tax Protection Agreement, dated July 19, 2021, by and among Phillips Edison & Company, Inc., Phillips Edison Grocery Center Operating Partnership I, L.P., and each Protected Partner identified as a signatory on Schedule I

10.2
Form of LTIP Listing Equity Grant (incorporated by reference to Exhibit 10.32 to the Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-255846) filed on July 7, 2021)

10.3
Form of LTIP Listing Equity Grant (Murphy) (incorporated by reference to Exhibit 10.33 to the Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-255846) filed on July 7, 2021)

10.4
Form of RSU Listing Equity Grant (incorporated by reference to Exhibit 10.34 to the Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-255846) filed on July 7, 2021)

10.5
Form of Restricted Stock Listing Equity Grant (incorporated by reference to Exhibit 10.35 to the Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-255846) filed on July 7, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.
Dated: July 19, 2021	By:	/s/ Tanya E. Brady
Tanya E. Brady
General Counsel and Secretary